Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Micrus Endovascular Corporation (“Micrus Endovascular”) of Neurologic UK Limited (“Neurologic”) to be accounted for as a purchase. The unaudited pro forma condensed combined financial statements are derived from the historical financial statements of Micrus Endovascular and Neurologic.
The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred on April 1, 2004. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on June 30, 2005. The pro forma adjustments are based on certain assumptions that management believes are reasonable under the circumstances. The allocation of the purchase price is preliminary and subject to change. The pro forma information is not necessarily indicative of the results that would have been reported had such event actually occurred on the date specified, nor is it intended to project Micrus Endovascular’s results of operations or financial position for any future period or date. The information set forth should be read in conjunction with Micrus Endovascular’s audited financial statements for the fiscal year ended March 31, 2005 included in the Company’s Registration Statement on Form S-1 (Amendment No. 6) filed with the Securities and Exchange Commission on June 13, 2005, Micrus Endovascular’s unaudited financial statements for the period ended June 30, 2005 included in the Company’s Form 10-Q Quarterly Report and the financial statements of Neurologic included elsewhere in this Form 8-K/A.
Neurologic’s historical audited financial statements are presented in British Pounds and were prepared in accordance with generally accepted accounting principles in the United Kingdom (“UK GAAP”), which differs in certain respects from those generally accepted in the United States of America (“US GAAP”). Micrus Endovascular’s consolidated financial statements were prepared in accordance with US GAAP and are presented in US dollars. As presented in these unaudited pro forma condensed combined financial statements, Neurologic’s financial statements were reconciled to US GAAP and were translated from British Pounds to US dollars and adjustments have been made to the financial statements of Neurologic to conform with Micrus Endovascular’s presentation under US GAAP.
The unaudited pro forma financial information below is based on historical financial statements. Micrus Endovascular’s fiscal year ends on March 31, while Neurologic’s fiscal year ended on December 31. Neurologic’s historical financial information included in the unaudited pro forma condensed combined statements of operations for the three months ended June 30, 2005 and the year ended March 31, 2005 represent Neurologic’s historical financial information for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively. Neurologic’s historical financial information included in the unaudited pro forma condensed combined balance sheet as of June 30, 2005 represent Neurologic’s historical financial information as of March 31, 2005.
All amounts shown in this Exhibit 99.2 are in US dollars and in accordance with US GAAP.
The results of Neurologic included in the unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2005 have been translated into US dollars at the average daily closing exchange rate of British Pounds 1.00 to US dollars 1.89 for the three months ended March 31, 2005.
The results of Neurologic included in the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2005 have been translated into US dollars at the average daily closing exchange rate of British Pounds 1.00 to US dollars 1.83 for the year ended December 31, 2004.
The balance sheet of Neurologic included in the unaudited pro forma condensed combined balance sheet as of June 30, 2005 has been translated into US dollars at the closing exchange rate of British Pounds 1.00 to US dollars 1.88 at December 31, 2004.
The US GAAP adjustments made to the Neurologic financial statements are described in Note 13 of the audited financial statements of Neurologic included as Exhibit 99.1 to the Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Statement of Operations
(in thousands, except per share amounts)

	Three Months Ended
	June 30, 2005	March 31, 2005
	Micrus		Pro Forma
	Endovascular	Neurologic	Adjustments		Combined

Revenues	$7,112	$1,269	$(1,142	)(a)	$7,239
Cost of goods sold	2,119	806	(806	)(a)	2,119

Gross profit	4,993	463	(336)		5,120

Operating expenses:
Research and development	822	—	—		822
Sales and marketing	2,772	85	—		2,857
General and administrative	2,265	194	189	(b)	2,648

Total operating expenses	5,859	279	189		6,327

Income (loss) from operations	(866)	184	(525)		(1,207)

Other (expense), net	(373)	(1)	—		(374)

Net income (loss) before provision for income taxes	(1,239)	183	(525)		(1,581)

Provision for income taxes	—	35	—		35

Net income (loss)	(1,239)	148	(525)		(1,616)
Accretion of redeemable convertible preferred stock to redemption value	(659)	—	—		(659)

Net income (loss) attributable to common stockholders	$(1,898)	$148	$(525)		$(2,275)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.70)				$(0.84)

Weighted-average number of shares used in per share calculations:
Basic and diluted	2,699				2,699

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
(in thousands, except per share amounts)

	Year Ended
	March 31, 2005	December 31, 2004
	Micrus		Pro Forma
	Endovascular	Neurologic	Adjustments		Combined

Revenues	$24,012	$4,652	$(3,308	)(a)	$25,356
Cost of goods sold	8,003	3,025	(3,025	)(a)	8,003

Gross profit	16,009	1,627	(283)		17,353

Operating expenses:
Research and development	2,360	—	—		2,360
Sales and marketing	8,781	314	—		9,095
General and administrative	11,884	482	757	(b)	13,123

Total operating expenses	23,025	796	757		24,578

Income (loss) from operations	(7,016)	831	(1,040)		(7,225)

Other income (expense), net	312	(5)	—		307

Net income (loss) before provision for income taxes	(6,704)	826	(1,040)		(6,918)

Provision for income taxes	—	200	—		200

Net income (loss)	(6,704)	626	(1,040)		(7,118)
Accretion of redeemable convertible preferred stock to redemption value	(588)	—	—		(588)

Net income (loss) attributable to common stockholders	$(7,292)	$626	$(1,040)		$(7,706)

Net loss per share attributable to common stockholders:
Basic and diluted	$(5.22)				$(5.52)

Weighted-average number of shares used in per share calculations:
Basic and diluted	1,397				1,397

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
(in thousands)

	June 30, 2005	March 31, 2005
	Micrus		Pro Forma
	Endovascular	Neurologic	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$45,862	$82	$(4,709	)(c)	$41,235
Short-term investments	1,984	—	—		1,984
Accounts receivable, net	4,801	519	(548	)(d)	4,772
Inventories, net	3,901	680	—		4,581
Prepaid expenses and other current assets	1,145	4	—		1,149

Total current assets	57,693	1,285	(5,257)		53,721

Long term investments	982	—	—		982
Property and equipment, net	882	—	—		882
Intangible assets, net	522	—	4,926	(e)	5,448
Other assets	162	—	—		162

Total assets	$60,241	$1,285	$(331)		$61,195

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,895	$861	$(548	)(d)	$2,208
Accrued payroll and other related expenses	1,980	41	—		2,021
Accrued liabilities	1,562	333	267	(f)	2,162

Total current liabilities	5,437	1,235	(281)		6,391
Other non-current liabilities	45	—	—		45

Total liabilities	5,482	1,235	(281)		6,436

Stockholders’ equity:
Common stock	133	—	—		133
Additional paid-in capital	98,120	—	—		98,120
Deferred stock-based compensation	(569)	—	—		(569)
Accumulated other comprehensive loss	(329)	—	—		(329)
Retained earnings (accumulated deficit)	(42,596)	50	(50	)(g)	(42,596)

Total stockholders’ equity	54,759	50	(50)		54,759

Total liabilities and stockholders’ equity	$60,241	$1,285	$(331)		$61,195

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
     On September 20, 2005, Micrus Endovascular entered into a Share Purchase Agreement (“Purchase Agreement”) acquiring all of the outstanding capital stock of Neurologic, a privately held distributor of Micrus Endovascular products in the United Kingdom. The transaction has been accounted for under the purchase method of accounting.
     The transaction includes an initial cash payment of approximately $4,709,000 in addition to future multi-year revenue based earn-out payments. The total preliminary purchase price of approximately $5,587,000 consisted of the initial cash payment of $4,709,000, the assumed forgiveness of receivables from Neurologic to Micrus Endovascular SA at the acquisition date of $611,000, and direct acquisition related costs of $267,000.
     The net tangible assets acquired and liabilities assumed in the acquisition were recorded at fair value. The valuation of the identifiable intangible assets acquired in the transaction was determined to be $3,900,000. Additionally, the Company recorded goodwill of $993,000 associated with the purchase of Neurologic as of the acquisition date. For purposes of the pro forma adjustments, which assumes an acquisition date of June 30, 2005, the adjustment related to goodwill was $1,026,000.
Pro Forma Adjustments
     The following notes explain the pro forma adjustments:

a)	To eliminate the intercompany sales transactions between Micrus Endovascular and Neurologic. These transactions consisted principally of Micrus Endovascular products supplied to Neurologic under a distribution agreement.

b)	Adjustment to record the amortization expense for the period related to the identified intangible assets acquired.

c)	Adjustment to record the cash payment for the purchase of Neurologic.

d)	To eliminate the intercompany receivables and payables between Micrus Endovascular and Neurologic.

e)	Adjustment to record estimated cost in excess of fair value of net assets acquired and identifiable intangible assets. The identifiable intangible assets are comprised of the following (in thousands):

Gross carrying amount
Customer relationships	$900
Distribution agreements	2,300
Non-compete agreements	700

$3,900

     The identifiable intangible assets are subject to amortization and have original estimated useful lives as follows: customer relationships — five years, distribution agreements — five years, non compete agreements — six years.

f)	Adjustment to record the direct acquisition costs related to the purchase of Neurologic.

g)	Adjustment to eliminate the retained earnings of Neurologic.